SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 5, 2004

Health Enhancement Products, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30415                                                                   87-0699977

(Commission File Number)                         (I.R.S. Employer Identification No.)

2530 South Rural Road, Tempe, AZ     85282

(Address of Principal Executive Offices) (Zip Code)

(480) 385-3800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02.

Departure of Principal Officer

On October 5, 2004, John Neubauer resigned his position as President and Chief Operating Officer of the Company.  Mr. Neubauer’s responsibilities were focused primarily on the development of a sales organization.  The Company does not, at this time, intend to replace Mr. Neubauer.  Instead, Mr. Neubauer’s responsibilities will be assumed by certain existing employees of the Company, including, among others, Mr. Paul Peccianti, the Company’s Vice President of Sales.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2004	HEALTH ENHANCEMENT PRODUCTS, INC.

By /s/ Howard R. Baer
Howard R. Baer, CEO